Commonwealth Edison Company
                           		     Exhibit 99-1

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June 9, 2000


Mr. Robert E. Berdelle
Commonwealth Edison Company
10 South Dearborn, 37th Fl. CHQ.
P.O. Box 767
Chicago, IL  60603-0767

Dear Mr. Berdelle:

We have been engaged to report on the appropriate application of United States generally accepted accounting principles ("GAAP") to the proposed transaction described below. This report is being issued to Commonwealth Edison Company ("ComEd" or the "Company") for assistance in evaluating accounting principles for the described proposed transaction between ComEd, its affiliate, Unicom Investments Inc. ("UII") and City Public Service of San Antonio ("CPS"), an unrelated municipal entity. This letter is restricted to the internal use of management and the Board of Directors of ComEd, and affiliates and their external auditors and legal counsel advising on the transaction, and if so requested or deemed necessary by ComEd, the Company's utility regulator. Our engagement has been conducted in accordance with standards established by the American Institute of Certified Public Accountants.

DESCRIPTION OF THE PROPOSED TRANSACTION

You have advised us, and we have assumed without any investigation, that the facts, circumstances and assumptions relevant to the proposed transaction are as follows:

1. ComEd is a rate-regulated public utility that prepares its financial statements in accordance with GAAP. The State of Illinois, in which ComEd operates, has recently adopted deregulation legislation that has resulted in the generation portion of its business no longer being subject to rate-regulation. The Company is a subsidiary of Unicom Corporation, a holding company ("Unicom" or the "Parent Co."). The Company, immediately prior to the transaction, owned and operated Collins Station, a fossil fuel electric generating station (the "Facility"). ComEd and Unicom are each registrants with the U.S. Securities and Exchange Commission (the "SEC") and, as such, each files separate financial statements with the SEC in accordance with its periodic reporting requirements.

2. As a result of the deregulation legislation, ComEd recognized an impairment loss related to certain of its generating assets. This loss was determined in accordance with the provisions of Statement of Financial Accounting Standards No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Because, however, of the provision of the deregulation legislation, the Company deferred this loss and created a regulatory asset in accordance with the provisions of Statement of Financial

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Accounting Standards No.71, "Accounting for the Effects of
Certain Types of Regulation, ("SFAS 71") as interpreted by Emerging Issues Task Force Consensus No. 97-4, "Deregulation of the Pricing of Electricity-Issues Related to the Application of FASB Statements No.71 and 101." These regulatory assets together with pre-existing generation related regulatory assets
are herein referred to as the "Regulatory Assets."   You have
asked us to assume that a deferred tax liability has been recorded related to the Facility representing the difference between the remaining tax basis and the book basis of the Facility.

3. ComEd entered into an agreement for the sale of the Facility and other assets (the "Sale Agreement") to a third party purchaser (the "Buyer"). The Company also entered into an agreement with a non rate-regulated subsidiary of Unicom (UII or the "Affiliate") to transfer the Facility and such other assets to UII immediately prior to the time that the Facility would otherwise be transferred to the Buyer. The Sale Agreement allowed ComEd to sell or assign the Facility and such other assets to UII in this manner. Gain resulting from the sale of the Facility and such other assets was applied to offset the Regulatory Assets. This was recognized immediately by amortizing a corresponding amount of the Regulatory Assets in the same period the gain is recognized for regulatory purposes.
The gain did not exceed the Regulatory Assets.    Regulatory
Assets written off will not be recovered by ComEd in its cost of service when ComEd's rates are set in future rate proceedings.

4. UII entered into a like-kind exchange agreement (the "Exchange Agreement") with a third party financial institution that acts as an intermediary (the "Qualified Intermediary") to facilitate the like-kind exchange of the Facility. The Exchange Agreement and Qualified Intermediary meet the requirements of the so-called deferred exchange safe harbor provisions pursuant to IRC Section 1031 and the regulations promulgated thereunder.

5. On December 15, 1999 (the "Disposition Date") ComEd sold the Facility to UII for fair market value. UII immediately assigned its rights in respect of the sale of the Facility to the Qualified Intermediary. The Qualified Intermediary then completed the sale of the Facility for fair market value to the Buyer. Legal title to the Facility passed directly to the Buyer from UII. The Buyer was directed by UII to pay to the Qualified Intermediary the sales proceeds related to the Facility in accordance with the Exchange Agreement.

6. The Qualified Intermediary, on or before June 12, 2000, (i.e., within the IRC Section 1031 time constraints of 180 days from the Disposition Date), will be directed by UII to utilize a portion of the cash proceeds received from the Buyer to acquire
like-kind property (the "Exchange Property") from CPS.   Such
acquisition shall be in the form of a long term lease (the "Head Lease") with an initial term that extends for a period in excess of 125% of the remaining economic useful life of the Exchange Property, as determined by independent appraisal, with annual renewal options for twenty years thereafter for rent of no more than $1.00 per year. You have asked us to assume that the remaining useful life of the Exchange Property is 52 years. Thus, the Head Lease will extend for a period of 65 years before consideration of the annual renewal options.

The Qualified Intermediary, at the direction of UII, will prepay the long term Head Lease for an amount equal to the full appraised fair market value of the Exchange Property. Legal title to the Exchange Property does not transfer to UII or the Qualified Intermediary at the time of the acquisition.

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Rather, legal title will transfer at the end of the initial
Head Lease period for a nominal amount in the event that CPS does not exercise its cancellation option pursuant to the leaseback (discussed below). You have asked us to assume that for federal income tax purposes the requisite benefits and burdens of ownership of the Exchange Property have passed to UII pursuant to the Head Lease and, as a result, it will be deemed to be the owner of the Exchange Property. UII will immediately transfer the long-term leasehold interest in the Exchange Property to a bankruptcy remote Delaware Business Trust (the "Trust") established by UII, thereby completing the like-kind exchange. The transfer of the long-term leasehold interest will be a capital contribution for financial reporting purposes. The sole beneficiary of the Trust will be a limited partnership (the "LP"). There will be a 99% limited partner and a 1% general partner of LP, each of which will be a limited liability company (together the "LLCs") whose sole member will be UII. You have asked us to assume that the Trust, LP and LLCs each is treated as a transparent entity for federal income tax purposes.

7. The Trust (hereinafter "Lessor") will immediately lease the Exchange Property back to CPS (hereinafter the "Lessee") for a term of approximately 31.75 years (the "Lease"). Pursuant to the Lease, the Lessee will agree to pay rent and will have a Cancellation Option (the "CO") at the end of the Lease. The Lessee will be required to prepay all of its scheduled rent obligations at the end of Month 6 of the Lease. The CO price is an amount calculated as sufficient to recover UII's original investment and anticipated return in the transaction and is estimated to equal or exceed the expected fair value of the Exchange Property at the end of the Lease term. The CO contains no net cash settlement provisions and requires the Lessor to surrender its rights as the lessee under the Head Lease, including the transfer of title at the end of the Lease. At the end of the Lease the following will occur:

  a) The Lessee may, but is not required to, exercise the CO by paying the CO price to the Lessor.
  b) If the Lessee does not elect to exercise the CO, it will return the Replacement Property to the Lessor.
  c) The Lessor may then keep the Replacement Property either
(i) without further Lessee obligations, or (ii) may also compel the Lessee to arrange for a Power Toll Processing Agreement and an Operating Agreement, including a Service Recipient and Operator that meet certain credit requirements established by the Lessor (collectively, the "Service Contract") which will extend for a period of approximately 9.58 years beyond the end of the Lease term. If arranged the Service Recipient and Operator will not have the ability to cancel the Service Contract except in instances of breach of contract by the Company that are triggered by events within the control of the Company. In either case, the Lessor will have the option to purchase the ownership of the Exchange Property (and hence acquire the fee interest in the Exchange Property) for $1.
  d) If the Lessor compels the Lessee to arrange the Service Contract and Lessee cannot meet the Lessor's requirements for the Service Contract (including the credit worthy Service Recipient and Operator) then the Lessee must exercise the CO.

Under the terms of the Lease, in order to meet the Lessor's requirements for the Service Contract, the Lessee would be required to produce a Service Recipient who would be responsible to pay the Service Contract fees under the Service Contract comprised of: 1) a fixed component for an amount sufficient to pay the return to UII of its equity investment

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plus its anticipated return and 2) a variable component set at a level which is sufficient to pay: (i) the actual cost of operating and maintaining the Exchange Property, including fuel and the cost to the Lessor/Service Provider of fees payable to an operations and maintenance contractor hired to run the Exchange Property pursuant to an operations and maintenance agreement and (ii) the actual cost of premiums for casualty, business interruption and other insurance coverage. The fixed component of the Service Contract fees will either be paid by the Service Recipient as power is delivered under the contract or a third-party insurer as a result of payments under the insurance purchased under (ii) above if the Exchange Property does not produce power, produces insufficient power or is rendered inoperative. You have asked us to assume that it is not reasonably assured that the Lessee will exercise the CO. You have asked us to further assume that the Service Contract will meet the requirements of IRC Section 7701(e) and as such will not be treated as a lease for federal income tax purposes and that it is reasonably expected that the Lessee may produce the Service Recipient.

8. The sum of the present value of (i) the rental payments during the initial 31.75 year Lease term, assuming the prepayment at the end of Month 6 and (ii) the fixed component of the Service Contract fees will be more than 90% of the fair market value of the Exchange Property at the inception of the Lease. The interest rate used to calculate the present value of the aforementioned cash flows is the interest rate implicit in the Lease. Such implicit interest rate would be the rate that, when applied to the minimum lease payments (excluding executory costs), including the Service Contract fixed payment amounts, and the unguaranteed residual value of the Exchange Property at the end of the Service Contract period, causes the aggregate present value at the beginning of the Lease term to be equal to the fair value of the Exchange Property. The Lessor would receive only the residual value at the end of the Service Contract period if the Service Contract were to be elected. Further, you have asked us to assume that there are no important uncertainties about the amount of unreimbursable costs yet to be incurred by the Lessor.

9. The rent under the Lease will be functionally broken out between the so-called "Equity Portion" and "Prepayment Portion" of rent. The Prepayment Portion of rent will be all scheduled rent amounts specified in the Lease. The entire CO price (or the fixed component of the Service Contract fees) is referred to as the Equity Portion of rent. As part of the Lease, the Lessee will commit to prepay the Prepayment Portion of rent at the end of Month 6 of the Lease.

10. The Lessee will use a portion of the Head Lease proceeds received from the Qualified Intermediary to enter into a Collateralized Payment Undertaking Agreement (the "CPUA") with an affiliate of American International Group, Inc. ("AIG"). Based on the terms of the Agreement, the CPUA will be sufficient in timing and amount to pay the Equity Portion of rent when due. The obligations under the CPUA will be supported by a letter of credit and further guarantee from AIG. In addition, AIG will commit to provide separate collateral in the form of certain Government and Federal Agency securities which will be marked to market from time to time during the Lease so as to always exceed accreted value of the CPUA. The CPUA and related collateral will be pledged to the Lessor in order to support the Lessee's
obligations under the Lease.   If the Lessee does not exercise
the CO, but rather arranges the Service Contract, the CPUA will revert to the Lessee.

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11. The Lessee will use an additional portion of the Head Lease proceeds received from the Qualified Intermediary to purchase certain Government and/or Treasury Agency securities (the "Prepayment Deposit"). These will, when accreted at the underlying interest rate, be sufficient in timing and amount to pay, when due, the Prepayment Portion of rent, which will equal 6 months of rent plus the Lessee's rent prepayment obligation at the end of Month 6.

12. The Lessee retains the difference between the Head Lease proceeds received from the Qualified Intermediary and the sum of the CPUA and Prepayment Deposit described above.

13. The Lessee will pay the Prepayment Portion of rent at the end of Month 6. You have asked us to assume that the Lessee's prepayment of the Prepayment Portion of rent at the end of Month 6 will be treated, for federal income tax purposes, as an IRC "Section 467 Loan".

14. The Lessee will pay the CO price, if elected, at the end of the Lease term to the Lessor, who in turn will distribute such amounts to UII. Such amount is paid under the Lease in an amount required to recover UII's original investment and anticipated return in the transaction.

15. Credit enhancement in the form of a Financial Guarantee Insurance Policy ("FGIP") will be secured at the outset of the term of the Lease from Financial Security Assurance, Inc. ("FSA"). FSA will be responsible for the portion of termination value in excess of the accreted value of the CPUA in the event of default or early termination by the Lessee. The termination value shall be an amount sufficient to protect UII's principal, pay taxes due and any yield earned to the date of early termination.



QUESTIONS ON THE APPROPRIATE APPLICATION OF GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES

You have asked us to address accounting questions on the following specific issues:

The Exchange of the Facility
    How should ComEd and UII account for the sale/exchange of the Facility?

    Will gain be recognized for accounting purposes?

The Head Lease and Lease
    How will the Head Lease be classified, that is, will it be treated as a capital lease or an operating lease?

    How will the Lease be classified?

The Cancellation Option and the Service Contract Option

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    Will the Cancellation Option (CO) and the Service Contract
    option be considered a derivative under SFAS 133 and if so, will it have to be marked to market on a quarterly basis?


Deferred Tax Accounting
    What will be the deferred tax accounting with respect to:
          -  Gain on the sale of the Facility
          -  "Section 467 Loan"


GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Exchange of the Facility

Transfer between UII and Qualified Intermediary: Accounting Principles Board (APB) opinion 29, "Accounting for Nonmonetary Transactions," (APB 29) sets forth the accounting treatment to be accorded to both exchanges and nonreciprocal transfers that involve little or no monetary assets. Plant and equipment are nonmonetary assets (APB 29, paragraph 3b).
Further, we believe the plant received by UII pursuant to the Head Lease is a non-monetary asset because that lease is classified as a capital lease (see analysis below) and the sublease is not pre-existing. APB 29 states that, in general,"... accounting for nonmonetary transactions should be based on the fair values of the assets involved which is the same basis as that used in monetary transactions" (APB 29, paragraph 18).

An exception to the fair value accounting approach occurs when an exchange is not the culmination of an earnings process. An exchange transaction is a reciprocal transfer between an enterprise and another entity that results in the enterprise acquiring assets by surrendering other assets (APB 29, paragraph 3(c)). Accounting for exchanges of productive assets not held for sale in the ordinary course of business for similar productive assets should be based on the recorded amounts of the nonmonetary assets exchanged rather than at fair value (APB 29, paragraph 21). For this purpose, similar productive assets are defined in APB 29 as "productive assets that are of the same general type, that perform the same function or that are employed in the same line of business."

We believe, however, that this proposed transaction, which has been arranged in form as an APB 29, paragraph 21 exchange (for the purpose, for example, of deferring the payment of income taxes of one of the parties to the transaction), is in substance a sale or disposition. In the transaction described in the facts above, all aspects of the transaction have been prearranged by the Qualified Intermediary. The Qualified Intermediary has little or no risk and earns a normal broker's fee. Therefore, we believe that fair value treatment is appropriate.

Transfer from ComEd to UII: Generally, the transfer of assets between entities under common control would be recorded at historical costs in accordance with AICPA Accounting Interpretation 39 to APB 16, "Business Combinations" (AIN-APB16, #39). Because, however, in the proposed transaction, there is a prearranged sale with an unrelated third party and UII has never received the benefit or incurred the costs of the Facility, we believe it is appropriate for the ComEd to record the sale on

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the basis of fair value once the actual sale to the third party has been completed.

Gain Recognition: Because ComEd is a rate-regulated entity that qualifies for reporting under the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS 71) consideration should be given to the actions of the regulator before the appropriate book treatment of the gain can be determined. Paragraph 11c of SFAS 71 indicates that a "regulator can require that a gain or other reduction of net allowable costs be given to customers over future periods...If a gain or other reduction of net allowable costs is to be amortized over future periods for rate-making purposes, the regulated enterprise should not recognize the gain or other reduction of net allowable costs in income of the current period. Instead, it shall record it as a liability for future reductions of charges to customers that are expected to result." You have asked us to assume that the regulator will capture any gain resulting from the sale of the Facility and other assets to offset the Regulatory Assets and that the gain will not exceed the Regulatory Assets. You have further asked us to assume that the regulator will require immediate amortization of a corresponding amount of the Regulatory Assets in the period the gain is recognized for regulatory purposes. As a result, the net gain on the sale of the Facility will not increase ComEd's net income.

The Head Lease

Before addressing the accounting for the two individual leases, the Head Lease and the Lease, it is necessary to assess, considering the combination of the two leases, whether the municipal entity has conveyed the right to use property, plant, or equipment, which is required for the Head Lease to qualify as a lease under Statement of Financial Accounting Standards No. 13, "Accounting for Leases" (SFAS 13), paragraph 1. You have asked us to assume that it is not reasonably assured that the Lessee will exercise the CO. Therefore, it is reasonable to conclude that there is at least a possibility that the CO will not be exercised and UII (through the Trust) will obtain the
right to use the Exchange Property.   Accordingly, we have
addressed the questions of lease classification for both the Head Lease and the Lease.

The long-term lease between CPS and UII, which is then transferred to the Trust by UII to complete the exchange transaction, will be accounted for as a capital lease. The four basic classification criteria set forth in paragraph 7 of the Financial Accounting Standards Board's (SFASB) SFAS 13 are:

     - 7a - The lease transfers ownership of the property to the lessee by the end of the lease term.

     - 7b - The lease contains a bargain purchase option.

     - 7c - The lease term is equal to 75 percent or more of estimated economic life of the leased property.

     - 7d - The present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at the inception of the lease over any related investment

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tax credit retained by the lessor and expected to be realized by him.

Under SFAS 13, a lease is classified as a capital lease by the lessee if it meets any one of the four criteria; otherwise, it is an operating lease. The Head Lease meets the 7a, 7c and 7d criteria.

The Head Lease will provide UII with the ability to acquire legal title to the Exchange Property for a nominal amount at the end of the Head Lease. Accordingly, criterion 7a will have been met.

The term of the Head Lease will be set at 125% of the appraised economic useful life of the Exchange Property, before consideration of the annual renewal options. Accordingly, criterion 7c will have been met.

Under the subject Head Lease, the Qualified Intermediary on behalf of UII and the Trust will pay at closing all of the rents required. The present value of such rents will equal 100% of the fair value of the Exchange Property. Therefore, criterion 7d will have been met.



The Lease

The Lease constitutes a sublease, the accounting for which is
addressed in paragraphs 35 through 39 of SFAS 13.   Because the
Head Lease qualifies as a capital lease under the criterion of paragraph 7a of SFAS 13, paragraph 39a of SFAS 13 is applicable to the classification of the Lease. Accordingly, the Lease would be classified as a direct financing lease by the Lessor if it meets at least one of the four criteria of paragraph 7 of SFAS 13 listed above and both of the two additional criteria in SFAS 13, paragraph 8 (reasonably predictable collectibility of minimum lease payments and absence of important uncertainties surrounding the amount of unreimbursable costs yet to be incurred by the lessor). If the Lease does not qualify as a direct financing lease, it would be classified by the Lessor as an operating lease.

The Lease does not contain an automatic transfer of title of the property. Therefore, criterion 7a will not be met.

You have asked us to assume that the CO is not reasonably assured of exercise and that, therefore, criterion 7b will not be met.

The 31.75-year term of the Lease is less than 75% of the 52-year estimated remaining useful life of the Exchange Property.
Therefore, criterion 7c will not be met.

SFAS 13, paragraph 5j states that minimum lease payments include
(1) the minimum rental payments called for by the lease over the lease term plus (2) any guarantee of the residual value by the lessee or an unrelated third-party, whether or not payment of the guarantee constitutes a purchase of the leased property.

Under the provisions of the Lease, the Lessee has only two options at the end of the Lease term:

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     Exercise the Cancellation Option (CO), or

     Return the Exchange Property to the Lessor.

If the Lessee does not exercise the CO, the Lessor may (but is not required to) compel the Lessee to:

   Arrange for a Service Contract (including a Service
   Recipient and Operator that meet certain credit requirements established by the Lessor).

The Service Contract will provide for fixed payments thereunder that are sufficient to pay the return to UII of its equity investment and its anticipated return. If the Lessee cannot arrange for the Service Contract (including the requirement to deliver a credit worthy Service Recipient irrespective of the value of the Exchange Property) then the Lessee must exercise the CO. Due to the nature of the Lessee's obligations with respect to arranging the Service Contract and the fact that payment of the fixed component of the Service Contract fees is guaranteed by a third party insurer if power is not produced or not produced in sufficient amounts, we view such obligations as constituting a residual guarantee. Accordingly, pursuant to paragraph 5j above, minimum lease payments would include not only the rents to be paid during the Lease term, but also the fixed obligations payable by the Service Recipient or third-party insurer as a result of electing the Service Contract option.

Such amounts must be discounted at the interest rate implicit in the Lease in order to determine whether the present value of such amounts equals or exceeds 90% of the fair value of the Exchange Property at the inception of the Lease. The present value, using the implicit interest rate of the Lease, of (i) the rental payments during the initial 31.75-year lease term and
(ii) the fixed component of the Service Contract fees will be more than 90% of the fair market value of the Exchange Property at the inception of the Lease, thus criterion 7d will be met.

The Lessee will fund its financial responsibilities under the Lease by making a deposit of a sum, the future value of which will satisfy the Lessee's financial responsibilities with respect to the minimum rental payments under the Lease. In addition, election of the Service Contract option is conditional upon the Lessee's producing a creditworthy Service Recipient and payment by the Service Recipient is guaranteed by an acceptable insurer, the insurer agreeing to cause the Lessor to be paid even in the event that (insufficient power or) no power is produced by the Exchange Property during the Service Contract period. Accordingly the collectibility of the minimum lease rents is reasonably predictable. Furthermore, you have asked us to assume that there are no important uncertainties about the amount of unreimbursable costs yet to be incurred by the Lessor. Therefore, the Lease should be classified as a direct financing lease.


The Cancellation Option and the Service Contract Option

The FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and for Hedging Activities" (SFAS 133), in June 1998. The statement is effective for all fiscal years beginning after June 15, 2000 as deferred by Statement of Financial Accounting Standards No. 137 "Accounting for Derivative Instruments and Hedging Activities -

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Deferral of the Effective Date of FASB Statement No. 133".
SFAS 133 applies to all entities and to all instruments that it defines as derivatives. Certain financial instruments and other types of contracts (i.e., certain hybrid instruments) that do not, in their entirety, meet the definition of a derivative instrument, including leases, may contain "embedded" derivative instruments that contain implicit or explicit contract terms that affect some or all of the cash flows or the value of other exchanges required by the contract in a manner similar to that of a derivative instrument.

We believe that the CO contained in the Lease is not a derivative instrument within the understanding of that term in SFAS 133 because the CO has no net cash settlement provisions, either explicitly or implicitly (paragraphs 9(a) and 9(b) of
SFAS 133).    Further, the property underlying the CO is a non-
financial asset that through the surrender of the lessee's rights under the Head Lease, including the automatic transfer of title at the end of the Head Lease, results in the asset being effectively physically delivered. That asset is not "readily convertible to cash" (as defined in SFAS 133 paragraph 9(c)). Therefore, the Lease would be excluded from the scope SFAS 133.

Similarly, the Service Contract option is not a derivative instrument because paragraph 10(e)(3) of SFAS 133 excludes contracts that are not exchange-traded for which settlement is based on specific volumes of sales or service revenues of one of the parties to the contract. The Service Contract option is based on, among other items, the cost to operate the Exchange Property.


Deferred Tax Accounting

Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), mandates an asset and liability method for computing deferred income taxes. The focus is on measuring the balance sheet accounts. Deferred income tax is a calculable liability or asset representing the future tax consequences of events that have been recognized in an enterprise's financial statements or tax returns. Under SFAS 109, temporary differences are segregated into two primary categories: those for which the reversals will generate future taxable income and those that will generate future tax deductions.

SFAS 109 also sets forth the requirements for allocating current and deferred taxes among members of a controlled group. This statement does not require a single allocation method. Accordingly, this letter deals with the deferred tax effects of this transaction on the consolidated financial statements of Unicom (referred to as the Consolidated Group).

You have asked us to assume that the regulator will capture any gain resulting from the sale of the generating assets to offset Regulatory Assets created by the deregulation legislation and that the gain will be credited to the regulatory assets related to such Regulatory Assets. You have also asked us to assume that a deferred tax liability has been recorded related to the Facility representing the difference between the remaining tax basis and the book basis of the Facility. Thus, the treatment of the gain as a reduction of the Regulatory Assets will result in a reduction in the previously established deferred tax liability.

From a tax perspective, the transaction is designed to qualify as a "like-kind" exchange pursuant to section 1031 of the Internal Revenue Code on which no gain or loss is recognized for tax purposes at the asset transfer date. The Head Lease is a capital lease for financial accounting purposes as explained

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above.  The Head Lease will be treated as a finance lease for tax purposes. As a result of the sale of the Facility and the recording of the capital Head Lease, a deferred tax liability will be recorded in the consolidated financial statements at the time of the transaction equal to the difference between the adjusted tax basis of the Exchange
Property and the amount recorded for the asset under the capital Head Lease (the "tax-deferred gain"), multiplied by the enacted tax rate expected to be in effect when the book/tax differences reverse.

By entering into the direct financing Lease, the capital Head Lease is recharacterized for financial accounting purposes from a nonmonetary asset to an asset which is primarily a receivable. However, because the Lease will be a "true lease" for tax purposes, the asset recorded on the tax balance sheet will be a leasehold depreciable property.

We believe that it is acceptable under SFAS 109 to consider either one temporary difference or two temporary differences to exist in such a situation. The main distinction between the two different approaches would be in the disclosures that would need to be provided in the consolidated financial statements. Since gross deferred tax assets and liabilities must be disclosed, the two-difference approach would lead to the recognition of deferred tax assets related to the tax basis of the depreciable property and the recognition of deferred tax liabilities related to the investment in the direct financing lease.

If, on the other hand, the Lease is considered to generate a single temporary difference, a single net deferred tax asset or liability would be included in the disclosure and in the financial statements.

In any event, if the Consolidated Group has used one or the other method in reporting previous transactions, the method used previously must be used for this transaction since previous use constitutes adoption of an accounting policy.

Regardless of whether the one-difference or the two-difference approach is elected, deferred tax effects will be recognized in the consolidated financial statements as each of the two elements change in the future, i.e. as the rent is collected reducing the investment in the direct financing Lease and depreciation is deducted reducing the tax basis of the Exchange Property. At each period-end, the remaining temporary differences multiplied by the enacted tax rate expected to be in effect at the time of each reversal will constitute the deferred tax asset or liability (or net deferred tax) balance related to the Head Lease and the Lease.

Similarly, the amortization into taxable income of the tax-deferred gain will change the related deferred tax liability for that temporary difference.

The prepayment by the Lessee of the Prepayment Portion of rent at the end of Month 6 will not result in recognition of income in the consolidated financial statements (recovery of
principal).   Under Section 467 of the Internal Revenue Code
such a prepayment of rents will be treated as a loan to the Trust which will not result in recognition of taxable income. As indicated above, taxable income or loss will be recognized at the time rent is accrued by the Lessor under the terms of the Lease. If the one temporary difference approach is used, this transaction will result in the creation of a new second temporary difference for the tax financing (which will result in

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a deferred tax liability) and a change in the amount of the temporary difference related to the Head Lease/ Lease for the decline in the book basis (which will result in a deferred tax asset.) If the two temporary difference approach is used, this transaction will result in a portion of the deferred tax liability related to the investment in the direct financing lease being recharacterized as a deferred tax liability related to the tax financing.


Concluding Comments

The ultimate responsibility for the decision on the appropriate application of generally accepted accounting principles for an actual transaction rests with the preparers of financial statements, who should consult with their continuing accountants. Our judgment on the appropriate application of generally accepted accounting principles for the described proposed transaction is based solely on the facts provided to us as described above; should these facts and circumstances differ, our conclusions may change.


                                   Pricewaterhouse Coopers LLP



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